Amendment I

                    Amendment to FST Service Agreement #N01719
                                      between
             National Fuel Gas Supply Corporation ( Transporter ) and
                  Connecticut Natural Gas Corporation ( Shipper )

                    Effective:  April 1, 1996 to March 31, 1999



   1. Subject to Section 3 of this Amendment, the following rates will be applied to all Transportation Service provided within the Quantity Limits set forth in Article I of this Service Agreement:

         Reservation                                           (*)
         Gathering amortization surcharge - reservation        $0.1579
         Commodity                                             $0.0064

   (*)     The sum of monthly charges for Reservation and Gathering Amortization
   Surcharge Reservation will be $0.1579. The monthly Reservation charge will be the result obtained by subtracting the effective Gathering Amortization Surcharge from $0.1579.

         Applicable surcharges will be added to the rates shown above, except that Transporter shall discount the GRI surcharge to the extent that it can do so without decreasing its retained revenues.


   2. Transporter shall apply maximum fuel and loss retention, except that no fuel and loss retention shall be applied to transportation from the primary withdrawal receipt point.


   3. The rates set forth in Section 1 of this Amendment shall be adjusted for any month during which the service provided pursuant to this FST Service Agreement (or when capacity under this FST Service Agreement has been released by Shipper, service agreements with replacement shippers) is used for purposes other than the injection of gas into or the withdrawal of gas from Transporter s storage facilities pursuant to the FSS Service Agreement between Transporter and Shipper ( Other Purposes ). In such case, the rates to be applied during such month shall be the weighted average between the rates set forth in Section 1 of this Amendment and the maximum rates provided under Rate Schedule FST set forth in Transporter s effective FERC Gas Tariff. The maximum rates shall be weighted by a percentage obtained by dividing the quantity received for transportation for Other Purposes by the total quantity received for transportation during such month. The rates set forth in Section 1 shall be weighted by a percentage equal to (i) 100% less (ii) the weighting factor applicable to the maximum rates.

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   4.    The parties shall keep the terms of this rate amendment confidential and shall not disclose such terms to any other party, except as required by applicable law, regulation or legal process.

   5. The rates set forth in this amendment shall only apply during the period commencing April 1, 1996, and ending March 31, 1999. If this service Agreement continues in effect beyond March 31, 1999, the maximum rates provided under Rate Schedule FST shall apply, absent a further agreement between the parties. Upon the request of either party, made no later than March 1, 1998, the parties shall engage in discussions concerning the possibility of a further agreement concerning the rates to be in effect following March 31, 1999.


                                         National Fuel Gas Supply Corporation

                                         By:  John R. Pustulka
                                             --------------------------------
                                         Title:  Vice President
                                               ------------------------------

                                         Connecticut Natural Gas Corporation

                                         By:  Edna M. Karanian
                                             --------------------------------
                                         Title:  Assistant Vice President of
                                                -----------------------------
                                                Energy Planning & Procurement
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